                                POWER OF ATTORNEY

         We, the undersigned Trustees and officers of Schroder Series Trust II (the "Trust"), hereby constitute and appoint Catherine A. Mazza, Alexandra Poe, Carin F. Muhlbaum, Nancy A. Curtin, and Timothy W. Diggins as our true and lawful attorneys, with full power to each of them individually and with full power of substitution, to sign for us, and in each of our names and in the capacities indicated below, any and all amendments to the Registration Statement of the Trust on Form N-1A, including all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as said attorney might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof. In executing this Power of Attorney, each of us hereby revokes and rescinds all powers of attorney granted prior to the date hereof in each of our capacities as a Trustee or officer of the Trust.

NAME                        CAPACITY                     DATE
----                        --------                     ----
/s/ Nancy A. Curtin         Trustee and Chairman         June 2, 1999
-------------------                                      ------------
Nancy A. Curtin

/s/ David M. Salisbury      Trustee and Vice Chairman    June 2, 1999
----------------------                                   ------------
David M. Salisbury

/s/ Peter E. Guernsey       Trustee                      June 2, 1999
---------------------                                    ------------
Peter E. Guernsey

/s/ John I. Howell          Trustee                      June 2, 1999
-------------------                                      ------------
John I. Howell

/s/ William L. Means        Trustee                      June 2, 1999
-------------------                                      ------------
William L. Means

/s/ Alan Mandel             Treasurer and Principal      June 2, 1999
-------------------         Financial and Accounting     ------------
Alan Mandel                 Officer